EX-99.906CERT

CERTIFICATION

I, Mitch Krahe, Secretary of Elessar Funds Investment Trust (the “Registrant”) and Richard A. Giesen, Jr., President of Elessar Funds Investment Trust (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Secretary

Elessar Funds Investment Trust

/s/Mitch Krahe

Mitch Krahe

Date: June 9, 2015

President

Elessar Funds Investment Trust

/s/Richard A. Giesen, Jr.

Richard A. Giesen, Jr.

Date: June 9, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Elessar Funds Investment Trust and will be retained by Elessar Funds Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.